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                                               Carolina Power & Light Company
                                        (ORGANIZED UNDER THE LAWS OF NORTH CAROLINA)


                                        CONSOLIDATED INTERIM FINANCIAL STATEMENTS
                                          (NOT AUDITED BY INDEPENDENT AUDITORS)

                                                     SEPTEMBER 30, 1995

STATEMENTS OF INCOME

                                                        Three Months Ended       Nine Months Ended        Twelve Months Ended
(In thousands                                              September 30            September 30               September 30
except per share amounts)                                1995        1994       1995          1994         1995         1994
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Operating Revenues                                    $ 875,500  $ 805,552  $ 2,285,703   $ 2,237,323  $ 2,924,969  $ 2,895,880
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Operating Expenses
  Operation - fuel for generation                       163,459    126,692      401,577       378,109      495,436      501,291
              deferred fuel cost (credit), net           (8,683)    28,626        7,117        20,411       24,876       13,965
              purchased power                           110,538    102,483      309,334       319,838      403,796      415,615
              other                                     133,841    130,305      400,025       400,375      539,609      534,913
  Maintenance                                            45,206     38,719      143,314       149,455      200,591      210,962
  Depreciation and amortization                          91,415     97,025      272,586       311,227      359,094      417,892
  Taxes other than on income                             38,686     36,997      112,886       109,264      142,162      147,416
  Income tax expense                                     99,424     82,433      193,782       163,743      228,574      184,345
  Harris Plant deferred costs, net                        7,174      6,476       20,957        19,648       27,638       30,515
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        Total Operating Expenses                        681,060    649,756    1,861,578     1,872,070    2,421,776    2,456,914
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Operating Income                                        194,440    155,796      424,125       365,253      503,193      438,966
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Other Income (Expense)
  Allowance for equity funds used during construction       774      1,660        2,671         5,761        2,984        8,330
  Income tax credit                                       4,036      2,886       10,533         5,375       14,582        8,575
  Harris Plant carrying costs                             2,027      2,398        6,374         7,443        8,685       22,904
  Interest income                                         2,058      2,329        7,427        13,731        8,265       18,990
  Other income, net                                       5,523      5,586       13,794        19,601       19,786       32,115
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        Total Other Income                               14,418     14,859       40,799        51,911       54,302       90,914
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Income Before Interest Charges                          208,858    170,655      464,924       417,164      557,495      529,880
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Interest Charges
  Long-term debt                                         46,993     45,828      140,834       139,793      184,932      186,563
  Other interest charges                                 11,288      5,655       22,327        13,392       25,055       17,163
  Allowance for borrowed funds used
    during construction                                  (1,328)    (1,081)      (4,137)       (3,313)      (4,267)      (5,010)
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         Net Interest Charges                            56,953     50,402      159,024       149,872      205,720      198,716
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Net Income                                              151,905    120,253      305,900       267,292      351,775      331,164
Preferred Stock Dividend Requirements                    (2,402)    (2,402)      (7,206)       (7,206)      (9,609)      (9,609)
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Earnings for Common Stock                             $ 149,503  $ 117,851  $   298,694   $   260,086  $   342,166  $   321,555
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Average Common Shares
   Outstanding (Note 3)                                 146,161    149,416      146,867       150,426      146,952      153,025
Earnings per Common Share (Note 3)                    $    1.02  $    0.79  $      2.03   $      1.73  $      2.33  $      2.10
Dividends Declared per Common Share                   $   0.440  $   0.425  $     1.320   $     1.275  $     1.760  $     1.700


 ................................................................................................................................
See Supplemental Data and Notes to Financial Statements.
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